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                                                                   Exhibit 10.16

                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of May 20, 1998, by and between SoloPoint, Inc. ("Borrower") whose address is 130-B Knowles Drive, Los Gatos, CA 95303, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.      DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may
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be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated February 7, 1997, in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), as amended from time to time (the "Note"). The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Business Loan Agreement, dated February 7, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Prior to entering into this Loan Modification Agreement, the obligations evidenced by the Existing Loan Documents, including the Note, were paid in full as of February 6, 1998. However, the parties hereto now desire and intend that the Existing Loan Documents shall be revived and considered to be in full force and effect, and that the Note, when taken with this Loan Modification Agreement, Loan Agreement, the Security Agreement, and any other documents evidencing the obligations shall reflect a full agreement of the parties with respect to the subject matter thereof.

Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2.      DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness
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is secured by a Commercial Security Agreement, dated February 7, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.      DESCRIPTION OF CHANGE IN TERMS.
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        A.      Modification(s) to Note.
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                1.      The principal amount of the Note is hereby decreased to
                        One Million and 00/100 Dollars ($1,000,000.00).

                2. Payable in one payment of all outstanding principal plus all accrued unpaid interest on March 31, 1999. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning April 30, 1998 and all subsequent payments shall be on the last day of each month thereafter.

        B.      Modification(s) to Loan Agreement.
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                1.      The paragraph entitled "Accounts Receivable and Accounts
                        Payable" is hereby amended in its entirety to read as follows:

                        At such times as there are outstandings under the Note, and prior to an advance when there are no outstandings under the Note, provide to Lender not later than twenty
                        (20) days after and as of the end of each month, with a borrowing base certificate and aged lists of accounts receivable and accounts payable. Lender
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              shall conduct an audit of Borrower's accounts receivable on a semi-annual basis at such times as outstandings under the Note exceed One Hundred Thousand and 00/100 Dollars ($100,000.00).

     2. The paragraph entitled "Financial Covenants and Ratios" is hereby amended in its entirety to read as follows:

              Borrower shall maintain on a monthly basis, a minimum quick ratio of 1.50 to 1.00. Additionally, Borrower may incur losses, provide such losses shall not exceed $850,000.00 for the quarter ended March 31, 1998, $1,025,000.00 for the quarter ending June 30, 1998, $975,000.00 for each of the quarters ending September 30, 1998 and December 31, 1998.

     3. The paragraph entitled "Borrowing Base Formula" is hereby amended in its entirety to read as follows:

              Funds shall be advanced under the Borrower's line of credit facility according to a borrowing base formula, as determined by Lender, defined as follows: the lesser of (a) $1,000,000.00 minus the Cash Management Sublimit or (b) Eighty percent (80%) of Eligible Accounts Receivable. Eligible Accounts Receivable shall be defined as those accounts that arise in the ordinary course of Borrower's business, including those accounts outstanding less than 90 days (and 150 days for Pacific Bell) from the date of invoice, but shall exclude foreign, government, contra and intercompany accounts, and exclude accounts wherein 50% or more of the account is outstanding more than 90 days from the date of invoice. Except for accounts from Pacific Bell which shall be eligible to 70%, any account which alone exceeds 25% of total accounts will be ineligible to the extent said account exceeds 25% of total accounts. Lender shall also deem ineligible any credit balances which are aged past 90 days, and accounts generated by the sale of demonstration or promotional equipment. The standards of eligibility shall be fixed from time to time by Lender, in Lender's reasonable judgment upon notification to Borrower.
              Lender reserves the right to exclude any accounts the collection of which Lender reasonably determines to be doubtful.

     4. The paragraph entitled "Letters of Credit" and any reference thereto is hereby deleted in its entirety.

     5. The paragraph entitled "Foreign Exchange Sublimit" and any reference thereto is hereby deleted in its entirety.

C.   Waiver of Default(s).
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     1.       Lender hereby waives Borrower's existing defaults under the Loan
              Agreement by virtue of Borrower's failure to comply with the quick ratio for the months ended October 31, 1997, November 30, 1997 and December 31, 1997, the Tangible Net Worth covenant as of the months ended November 30, 1997 and December 31, 1997, the Debt to Tangible Net Worth covenant as of the month ended December 31, 1997 and the maximum loss covenant as of the quarter ended December 31, 1997. Lender's waiver of Borrower's compliance of these covenants shall apply to the foregoing periods. Accordingly, for the month ended January 31, 1998 and the

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              quarter ended March 31, 1998, Borrower shall be in compliance with these covenants, as amended herein.

              Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

4.     CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

5.     PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of
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Five Thousand and 00/100 Dollars ($5,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6.     NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor
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signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.     CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness,
Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.     CONDITIONS.  The effectiveness of this Loan Modification Agreement is
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conditioned upon Borrower's payment of the Loan Fee.

       This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       LENDER:

SOLOPOINT, INC.                                 SILICON VALLEY BANK

By: /s/ Ronald J. Tchorzewski                    By: /s/ Sheila Colson
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Name: Ronald J. Tchorzewski                     Name: Sheila Colson
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Title:       CFO                                Title:     AVP
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